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                                                                     EXHIBIT 10a


                        BELL ATLANTIC SENIOR MANAGEMENT
                           SHORT TERM INCENTIVE PLAN

             Amended and Restated Effective as of January 22, 1996
              To incorporate amendments adopted through that date


        1. Purpose. The purpose of the Bell Atlantic Senior Management Short Term Incentive Plan (the "Plan") is to provide annual incentive compensation to those employees of Bell Atlantic Corporation (the "Company") and other "Participating Companies" to whom the Human Resources Committee of the Board has accorded the status of senior manager ("Senior Managers"). Such incentive compensation shall be based upon the achievement of financial performance criteria established by the Human Resources Committee, and subject to modification, on a case-by-case basis, based on individual performance. The Company and all of its subsidiaries are sometimes collectively referred to under this Plan as "Affiliated Companies."

        2.  Awards.

            (a)  Annual Short Term Awards.
                 ------------------------

                 (1) Authority to Award. The Human Resources Committee (the "HRC") of the Board of Directors of the Company (the "Board") may make awards under this Plan ("Short Term Awards") in each calendar year with respect to the preceding year (the "Performance Year"), beginning with Awards made in 1985 with respect to Performance Year 1984, in such amounts and to those of the eligible Senior Managers as it may determine in its sole discretion subject to the limitations of the Plan; provided, however, that the Board shall approve the Short Term Awards for the most senior executive officers of the Company.

                 (2)  Form of Short Term Award. For 1990 and prior Performance
                      ------------------------
        Years, Short Term Awards shall be paid in cash in the calendar year the Short Term Awards are made, except to the extent that the participating Senior Manager has made an election to defer the receipt of such Short Term Award pursuant to the terms of the Bell Atlantic Senior Management Incentive Award Deferral Plan (the "Deferral Plan"). For 1991 and subsequent Performance Years, 80 percent of the Short Term Award shall be payable in cash in the year following the Performance Year (subject to the right of the participating Senior Manager to elect to defer the distribution of the Short Term Award under the Deferral Plan), and 20 percent of the Short Term Award shall be in the form of phantom shares of stock of the Company which must be deferred for future distribution in the form of shares of common stock of the Company, in accordance with the terms of the Deferral Plan; provided, however, that 100 percent of the Award shall be payable in cash in the event that the Senior Manager dies or retires prior to the date of the award. For purposes of determining the number of phantom shares to be awarded, the value per share shall be the average of the closing prices on shares of Company Stock on the last five trading days of December of the Performance Year.


            (b)  Standard Awards. The HRC shall approve a standard award level
                 ---------------
("Standard Award") for each Senior Manager salary grade for each Performance Year it intends to


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grant awards; provided, however, that the Board shall approve the Standard Award for the most senior executive officers of the Company.


            (c)  Adjustments for Financial Performance. A percentage of the
                 -------------------------------------
Standard Awards for any Performance Year varying from 0 to 200 percent will be determined by the HRC promptly after the end of the Performance Year based solely upon the levels of achievement during such Performance Year of financial performance criteria which were set by the HRC at or about the beginning of the Performance Year. The HRC shall establish these financial performance criteria in a manner consistent with the Company's financial statements published for financial reporting purposes, but the financial criteria may take into account criteria other than net income before federal income tax. For the 1996 Performance Year and thereafter, the level of achievement on financial performance criteria shall be taken into account in combination with the level of achievement in meeting customer satisfaction criteria, as described in
Section 2(d)(ii).


            (d)  Customer Satisfaction.
                 ----------------------

                 (i)   Gateway Structure Prior to 1996: For plan years prior
                       -------------------------------
     to 1996, the percentage of the Standard Awards determined under paragraph 2(c), above, shall be reduced in whole or in part if minimum customer satisfaction standards are not met by the Company and its consolidated subsidiaries. The HRC shall establish these customer satisfaction standards and the percentage reduction in Standard Awards as adjusted for financial performance under paragraph 2(c), above, in the event of failure to satisfy these customer satisfaction standards. The percentage of the applicable Standard Awards referred to in paragraph 2(c), reduced if required under this paragraph 2(d), shall serve as guidelines in making awards under the Plan.

                 (ii)  1996 and Subsequent Performance Years: For 1996 and
                       -------------------------------------
     Performance Years thereafter, at or about the beginning of the applicable Performance Year the HRC shall approve a set of customer satisfaction criteria which shall be taken into account as a factor in the determination of awards under the Plan in addition to financial performance criteria. After the end of the applicable performance year, when the HRC shall determine the percentage modifier for awards for a performance year in the range of 0% to 200%, the level of measured success in meeting the customer satisfaction criteria throughout the Performance Year shall be weighted 25% and the level of success in meeting the financial performance results (as described in Section 2(c)) shall be weighted 75%. The HRC shall have the discretion to determine which customer satisfaction results from which pools of customers shall affect Senior Managers from various Participating Companies, business units or lines of business shall have their awards affected by customer satisfaction results. The HRC shall have the discretion to establish and take into account other strategic objectives for Senior Managers of one or more Participating Companies or lines of business, either in lieu of or in addition to the factor of customer satisfaction.

            (e)  Adjustments for Individual Merit. In the case of each eligible
                ---------------------------------
Senior Manager, the actual Short Term Award may be more or less (including no award) than the percentage of the employee's Standard Award determined under paragraphs 2(c) and 2(d) above, depending upon individual merit, as determined by the HRC in its sole discretion; provided, however, that any individual merit adjustment for the most senior executive officers of the Company shall be approved by the Board. When adjusting the percentage of each employee's


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Standard Award determined under paragraphs 2(c) and 2(d) above for individual merit, the sum of all adjusted awards shall not exceed the amount approved for this purpose. The amount approved for adjusted awards shall be a percentage of the total Standard Awards approved under paragraph 2(b), as determined by the HRC or the Board in their sole discretion.

       3. Eligibility.

            (a) Subject to the terms of paragraph 3(b) below, each employee of a Participating Company who, during a Performance Year, renders at least three months of active service in the capacity of a Senior Manager shall be eligible for a Short Term Award under the Plan for such Performance Year (whether or not so employed or living on the date the Short Term Award is eventually awarded), provided that said three months of active service shall not include any time during the Performance Year that the employee was absent on account of disability and receiving disability benefits under the Bell Atlantic Sickness or Accident Disability Benefit Plan or other short-term disability plan ("Disability Benefits").

            (b) The Standard Award applicable to a Senior Manager otherwise eligible for awards under the Plan for a Performance Year shall be prorated over the Performance Year, or the Senior Manager shall be ineligible for an award, as follows:


     (1)  commencement or        for service as a Senior Manager for at least 3
          revocation of Senior   months of the Performance Year, prorate to nearest
          Manager status after   full month for the period during the Performance
          the beginning of the   Year that the employee served in the status of
          Performance Year       Senior Manager

     (2)  change in salary       prorate to the nearest full month, according to
          grade                  period of active service at each salary grade

     (3)  receipt of             prorate to the nearest full month, based on time
          Disability Benefits    of service while not receiving Disability Benefits
          for more than three
          months in a
          Performance Year

     (4)  receipt of             no reduction in applicable Standard Award
          Disability Benefits
          for three months or
          less in a
          Performance Year

     (5)  retirement             prorate to nearest full month, based on the date
                                 of retirement

     (6)  resignation,           no award
          other than
          retirement

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


     (7)  leave of absence,      prorate to nearest full month, based on date that
          or an approved         leave, transfer, or rotational assignment
          rotational assignment  commences, or date that Senior Manager returns or career transfer to  from absence to active service, unless otherwise
          Bell Communications    provided by the HRC
          Research, Inc.
          ("Bellcore")

     (8)  death during a         prorate to nearest full month, based on the date
          Performance Year       of death (no need to satisfy 3 months of service
                                 rule); payable as soon as practicable following
                                 date of death, based on a performance modifier
                                 reflecting results through the last completed
                                 month prior to date of death

     (9)  termination of         no award
          employment (other
          than as described in
          (3), (5), (6), (7)
          or (8) above) prior
          to the date of award

          (c) The HRC may, in its discretion on a case-by-case basis, establish combinations of age and service which shall cause the termination of employment of a Senior Manager to be treated as a "retirement" for purposes of Section 3(b)(5) hereof. In the absence of the establishment of such special age and service criteria, "retirement" shall mean a termination of employment of a Senior Manager at a time when the Senior Manager has attained sufficient age and service to qualify for participation in retiree health and welfare plans maintained the Company.

          (d) In the case of a Senior Manager who transfers between Participating Companies during a Performance Year, the company last employing the employee during the Performance Year shall pay the short term award, if any, for that Performance Year.

      4.  Adjustments.

          (a) In order to assure the incentive features of the Plan and to avoid distortion in the operation of the Plan, the Board or the HRC may make adjustments in the criteria established for any Performance Year under Section 2 whether before or after the end of the Performance Year to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Performance Year which significantly alter the basis upon which such financial performance criteria and customer satisfaction standards were determined. Such changes may include, without limitation, changes in accounting practices, changes in tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles.

          (b) In the event of any change in outstanding shares of the Company by reason of any stock dividend or stock split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, the HRC shall make such adjustments, if any, that it deems appropriate in the performance levels established under Section 2 for any Performance Year not then completed. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

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      5.  Other Conditions.

          (a) No person shall have any claim to be granted a Short Term Award under the Plan and there is no obligation for uniformity of treatment of eligible employees under the Plan.

          (b) Neither a Standard Award nor a Short Term Award under the Plan may be assigned or alienated.

          (c) Neither the Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of any Participating Company.

          (d) Each Participating Company shall have the right to deduct from any Short Term Award to be paid under the Plan or deferred under the Deferral Plan any federal, state, or local taxes required by law to be withheld with respect to such award.

          (e) Notwithstanding any other provision of the Plan, no Short Term Awards will be made if, at the time that the award would have paid, any of the following circumstances have occurred:

         (i) the regular quarterly dividend on any outstanding Company common or preferred shares has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares,

         (ii) the rate of dividends on Company common shares is lower than any regular quarterly dividend paid during the Performance Year, adjusted for any stock split, combination, exchange or similar change, or

         (iii) estimated consolidated net income of the Company for the twelve-month period preceding the month the awards would otherwise have been made is less than the sum of (1) the amount of the Short Term Awards to be made under the Plan and similar plans of other Affiliated Companies ("Similar Subsidiary Plans") and the amount of payments and awards eligible for distribution under the Bell Atlantic 1985 Performance Share Plan (the "Long Term Plan") in that month, and (2) all dividends applicable to such period on an accrual basis, either paid, declared, or accrued at the most recently paid rate, on all outstanding Company preferred and common shares.

In the event net income available under clause (iii) above for awards under the Plan and the Similar Plans, and for payments and awards eligible for distribution under the Long Term Plan, is sufficient to cover part but not all of such amounts, the following order shall be applied, pro rata within each category:

         (i)   dividend equivalent payments under the Long Term Plan,

         (ii)  units eligible for distribution under the Long Term Plan,

         (iii) awards under the Plan and the Similar Plans.

      6. Designation of Beneficiaries. An eligible Senior Manager may designate

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a beneficiary or beneficiaries to receive all or part of the Short Term Award which may be granted to the Senior Manager under the Plan in case of death. A designation of beneficiary may be replaced by a new beneficiary designation or may be revoked by the employee at any time. A designation or revocation shall be on a form to be provided for the purpose and shall be signed by the employee and delivered to the Company prior to the employee's death. In case of the employee's death, a Short Term Award generated under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Short Term Award that is awarded with respect to an employee for whom no valid and enforceable beneficiary designation is known to the Plan Administrator shall be distributed to the employee's estate. If there shall be any question as to the legal right of any beneficiary to receive an award under the Plan, the amount in question may be paid to the estate of the employee, in which event neither the Plan, the Company, nor any Affiliated Company, shall have any further liability to anyone with respect to such paid amounts.

      7.  Plan Administration.

          (a) The Vice President - Executive Compensation and Benefits of the Company shall have the authority and responsibility to act as "Plan Administrator" (as that term is used in this Plan), including, without limitation, the authority and responsibility to distribute summary descriptions of the Plan, and to provide for the routine administration of the Plan. The Plan Administrator, with the advice of counsel, shall have the right to respond to and decide any claims or disputes under the Plan and to interpret the Plan, subject to the ultimate authority of the HRC to review any appeal from any such claim or interpretation. In the event of any such appeal, the action of the HRC shall be final and binding. Any determinations or actions required or permitted to be made by the Plan Administrator or the HRC may be made by the Board. The Board, the HRC, and the Plan Administrator, in making any determinations under or referred to in the Plan shall be entitled to rely on opinions, reports, or statements of officers or employees of the Company or any other Affiliated Company, or of counsel, public accountants, or other professionals or experts.

          (b) The Plan shall be governed by the laws of the State of Delaware (without regard to any conflicts-of-laws provisions) to the extent not preempted by Federal law.

      8.  Modification or Termination of Plan.

          (a) The HRC may modify or amend, and the Board or HRC may terminate, the Plan at any time to be effective at such date as the Board or HRC (as the case may be) may determine. A modification or amendment may affect present and future eligible employees. The determination of financial performance achieved for any Performance Year may, but need not be, adjusted to reflect extraordinary financial items and adjustments or restatements of the financial statements in the discretion of the HRC. Any such determination shall not be affected by subsequent adjustments or restatements.

          (b) Notwithstanding the foregoing paragraph, the Plan Administrator may make administrative modifications to the plans to comply with changes in applicable law or to ensure effective and consistent administration of the plans; provided, however, that the Plan Administrator shall not have the authority to amend the Plan in any manner which alters the amount of compensation or benefits provided by the Plan. The Vice President - Human Resources of the Company, with the advice of counsel, has the authority to amend the Plan or

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modify the administration of the Plan to the extent required to ensure that transactions under the Plan are exempt to the maximum extent possible from the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934.














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